EXHIBIT 3.3

                                     BY-LAWS

                                       OF

                       NEW ALLIED DEVELOPMENT CORPORATION

                                    ARTICLE I

                                     OFFICES

     Section 1.1 Offices.
     --------------------

     The principal offices of the corporation shall be at:

                  1100 Writers' Center IV
                  1720 South Bellaire Street
                  Denver, Colorado 80222

The corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

     Section 2.1 Place.
     ------------------


     The place of stockholders' meetings shall be the principal offices of the corporation unless some other place either within or without Colorado shall be determined and designated from time to time by the Board of Directors.

     Section 2.2 Annual Meeting.
     ---------------------------

     The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held each year on the last day of March. If the annual meeting of the stockholders be not held, or if held and the directors shall not have been elected for any reason, then the election of directors may be held at any meeting of stockholders thereafter called pursuant to these By-laws and the laws of Colorado. Successors to the initial board of directors named in the Articles of Incorporation shall be elected at the first special or regular meeting of shareholders held subsequent to organization of the corporation and old directors shall serve until new directors are duly elected.

     Section 2.3 Special Meetings.
     -----------------------------

     Special meetings of the stockholders for any lawful purpose or purposes may be called by the President, Board of Directors or the holders of twenty-five percent (25%) or more of all the shares entitled to vote at such meeting, by the giving of notice as hereafter described.

     Section 2.4 Voting.
     -------------------

     At all meetings of stockholders, voting may be viva voca; but any qualified voter may demand a stock vote, where upon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy , the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.

     Each outstanding share shall be entitled to one vote at stockholders' meetings, either in person or by proxy. In all elections for directors, every stockholder having a right to vote in person, by proxy, or by voting trustee under any voting trust in the number of shares of stock owned by him for as many persons as there are directors to be elected. Cumulative voting shall not be authorized.

     Each stockholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date, not to exceed, in any case, fifty (50) days preceding the meeting, for their determination of stockholders entitled to vote. The secretary of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting shall be subject to the inspection of any stockholder during the whole time of the meeting.

     Section 2.5 Conduct of Meeting and Order of Business.
     -----------------------------------------------------

     The President shall preside at all stockholders' meetings and shall designate the person to preside in his absence.

     The presiding officer shall designate from one to three persons, who may or may not be shareholders, to serve as voting inspectors. The inspectors shall determine all questions with regard to voting, including but not limited to, the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum , the validity and effect of proxies, shall receive votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     The presiding officer shall also appoint a Parliamentarian to rule on all points concerning conduct of the meeting. Conduct of the meeting shall be guided by Roberts' Rules of Order, to the extent these By-laws do not apply, but such Rules shall not be controlling so long as the meeting is fairly conducted. The decision of the Parliamentarian on points of order shall be final.

     The order of business at any meeting of stockholders shall be as follows:

     1.   Call the meeting to order.
     2.   Calling roll.
     3.   Proof of notice of meeting.
     4. Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.
     5. Reading of minutes of the last previous meetings and disposal of any unapproved minutes.
     6.   Reports of officers.
     7.   Reports of committees.
     8.   Unfinished business.
     9.   Proposals properly before the meeting.
     10.  Election of directors, if appropriate.
     11.  Adjournment.

     Section 2.6 Notice.
     -------------------

     Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) no more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary , or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except that, if the authorized shares are to be increased, at lease thirty (30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 2.7 Quorum.
     -------------------

     A  quorum  at  any  annual  or  special   meeting   shall  consist  of  the
representation in person or by proxy of one-third of the shares of the outstanding capital stock of the Corporation entitled to vote at such meeting. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty (60) days at any one adjournment; and no further notice of the meeting or its adjournment shall be required. The stockholders entitled to vote, present either in person or by proxy at such adjourned meeting, shall, if equal to one-third of the shares entitled to vote at the meeting, constitute a quorum, and the votes of a majority of those present in numbers of shares entitled to vote shall be deemed the act of the shareholders at such adjourned meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.8 Action by Shareholders Without a Meeting.
     -----------------------------------------------------

     Any action required to be or which may be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 Organization and Powers.
     ------------------------------------

     The Board of Directors shall constitute the policy-making or legislative authority of the Corporation. Management of all the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of three (3) members who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (1) year, and shall hold office until their successors are elected and qualify. Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited to these By-laws, the Articles of Incorporation, or the statutes of the State of Colorado, and the enumeration of any power shall not be considered a limitation thereof.

     Section 3.2 Vacancies.
     ----------------------

     Any vacancy in the Board of Directors, except those occurring because of an increase in the number of directors, shall be filled by affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the stockholders called for that purpose. Vacancy occurring because of an increase in the number of directors shall be filled by a vote of the stockholders at the annual meeting or at a special meeting called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

     Section 3.3 Regular Meetings.
     -----------------------------

     A regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4 Special Meetings.
     -----------------------------

     Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presents and participation of all members at such meeting. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held. Meetings may be held by conference telephone call as provided for in Section 7-5-108(2) of Colorado Revised Statutes of 1973, as amended.

     Section 3.5 Notices.
     --------------------

     Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the President or Secretary to each member of the Board not less than one (1) day before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

     Section 3.6 Quorum and Manner of Acting.
     ----------------------------------------

     A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

     Section 3.7 Remuneration.
     -------------------------

     No stated salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for serving the corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.

                                   ARTICLES IV

                                    OFFICERS

     Section 4.1 Titles.
     -------------------

     The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected for one (1) year by the directors at their first meeting following the annual meeting of stockholders. Such officers shall hold office until their successors are elected by the Board of Directors and qualify. Any two or more offices may be held by the same person, except no one person can hold both the offices of President and Secretary. The Board of Directors may appoint from time to time such subordinate officers as it deems desirable. Subordinate officers shall serve during such terms as may be fixed by the Board, and such offices may be terminated at any time by the Board at a duly held meeting.

     Section 4.2 President.
     ----------------------

     The President shall preside at all meetings of stockholders and, in the absence of a, or the, Chairman of the Board of Directors, at all meetings of the directors and may, in addition to the secretary, give notice of meetings. He shall be generally vested with the power of the chief executive officer of the corporation and shall countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors or required by law. He shall make reports to the Board of Directors and stockholders and shall perform such other duties and services as may be required of him from time to time by the Board of Directors.

     Section 4.3 Vice President.
     ---------------------------

     The Vice President shall perform all the duties of the President if the President is absent or for any other reason is unable to perform his duties and shall have such other duties as the Board of Directors shall authorize or direct.

     Section 4.4 Secretary.
     ----------------------

     The Secretary shall issue notices of all meetings of stockholders and directors, shall keep minutes of all such meetings and shall record all proceedings. He shall have custody and control of the corporate records and books, excluding the books of account, together with the corporate seal. He shall make such reports and perform such other duties as may be consistent with his office or as may be required of him from time to time by the Board of Directors.

     Section 4.5 Treasurer.
     ----------------------

     The Treasurer shall have custody of all moneys and securities of the Corporation and shall have supervision over the regular books of account. He shall deposit all moneys, securities, and other valuable effects of the Corporation in such banks and depositaries as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may be ordered by the Board of Directors, shall render such account of his transactions as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the Board of Directors.

     The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from his duties as Treasurer of the Corporation, which bond shall either be a Corporate bond or may be a personal bond and shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.

     Section 4.6 Vacancies or Absences.
     -----------------------------------

     If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these By-laws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

     Section 4.7 Compensation.
     -------------------------

     Compensation for all officers shall be only as authorized by the Board of Directors.


                                    ARTICLE V

                                      STOCK

     Section 5.1 Certificate of Shares.
     ----------------------------------

     Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or Vice President and also by the Secretary or an assistant secretary of the Corporation. The certificates of shares shall be in such form, not inconsistent with the Certificate of Incorporation or Articles of Incorporation, as shall be prepared or approved by the Board of Directors. All certificates shall be consecutively numbered. Each certificate shall state upon its face that the Corporation is organized under the laws of the State of Colorado; the name of the person to whom issued; the number of shares; and the designation of the series, if any, which such certificate represents; a statement that the shares are without par value. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books, and no certificate shall be valid unless it be signed by the President or Vice President and by the Secretary or an assistant secretary of the corporation. The seal of the corporation affixed to stock certificates may be a facsimile. The signatures of officers as above described on any such certificate may be a facsimile, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

     Section 5.2 New Certificates.
     -----------------------------

     All certificates surrendered to the corporation shall be cancelled and no new certificate shall be issued, except to evidence transfer of stock from the unissued stock or treasury of the corporation, or, in the case of a lost certificate, except upon posting a bond or indemnity in such form and with such surety or sureties and for such amounts as shall be satisfactory to the directors and upon producing by affidavit or otherwise such evidence of loss or destruction as the Board may require, until the former certificates for the same number of shares have been surrendered and cancelled.

     Section 5.3 Transfer Shares.
     ----------------------------

     Shares in the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The delivery of a certificate of stock of this corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign, and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all person except the corporation. No transfer of stock shall be valid against the corporation until it shall have been registered upon the books of the corporation.

     Section 5.4 Closing of Transfer Books or Provisions for Record Date.
     ---------------------------------------------------------------------

     The stock transfer books may be closed by the Board of Directors to any meeting of the stockholders or prior to the payment of dividends; or the Board of Directors may fix in advance a day not more than fifty (50) days prior to the holding of any such meeting of stockholders or payment of dividends as the day as of which stockholders entitled to notice of and to vote at such meeting or to payment of dividends, as the case may be, shall be determined; and only stockholder of record on such day shall be entitled to notice or to vote at such meeting, or to receive dividends, as the case may be.

     Section 5.5 Regulations.
     ------------------------

     The Board of Directors shall have power and authority to make all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a Transfer Agent and a Registrar and may require all stock certificates to bear the signature of such Transfer Agent or such Registrar.

     Section 5.6 Restrictions on Stock.
     ----------------------------------

     The Board of Directors may restrict any stock issued by giving the corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation of the laws of the State of Colorado. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating were it may be found in the records of the corporation.

     Section 5.7 Pre-emptive Rights.
     -------------------------------

     No shareholder has any pre-emptive rights with regard to shares of stock issued by this corporation.


                                   ARTICLE VI

                             DIVIDENDS AND FINANCES

     Section 6.1 Dividends.
     ----------------------

     Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the corporation. Before declaring any dividends, the other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the corporation.

     Section 6.2 Moneys.
     -------------------

     The moneys, securities, and other valuable effects of the corporation shall be deposited in the name of the Corporation in such bands or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

     Section 6.3 Fiscal Year.
     ------------------------

     Unless and until the Board of Directors by resolution shall determine otherwise, the fiscal year shall begin on the first day of October and end on the 30th day of September.


                                   ARTICLE VII

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be in said form as the Board of Directors designates and shall be entrusted in the care of the Secretary or such other officer of the Corporation as the Board of Directors shall designate.


                                  ARTICLE VIII

                                     NOTICES

     Section 8.1 Requirements.
     -------------------------

     Whenever a notice shall be required by the statutes of the State of Colorado or by these By-laws, such notice may be given in writing by depositing the same in the United States mails in a postage pre-paid, sealed envelope addressed to the person for whom such notice is intended to his or her home or other address, the same shall appear on the books of the corporation. The time of mailing shall be deemed to be the time of giving such notice. A waiver of any notice in writing, signed by a stockholder, director, or officer, whether before, at, or after the time stated in such waiver for holding a meeting, shall be deemed the equivalent of duly giving such notice.

     Section 8.2 Presence.
     ---------------------

     The presence of any officer at a meeting, or the presence any stockholder or director at a meeting, unless such presence is for the sole purpose of objecting to the holding of such meeting on the ground that it is not duly held or convened, shall in all events be considered a waiver of notice thereof; and failure to vote thereat shall not defeat the effectiveness of such waiver.

     Section 8.3 Ratification.
     -------------------------

     The ratification or approval in writing of the minutes of any meeting of officers, stockholders, or directors shall have the same force and effect as if the ratifying or approving officer, director, or stockholder were present in person at said meeting.

                                   ARTICLE IX

                                   AMENDMENTS

     These By-laws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.


                                   CERTIFICATE

     I do hereby certify that I was Secretary of the meeting of Allied Development Corporation duly called and held on the 8th day of January, 1979 and I do hereby certify that the above and foregoing By-laws were duly adopted as the By-laws of said corporation at such meeting.


                                                       /s/ Harold S. Bloomenthal
                                                       ------------------------
                                      -12-